Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$5,256,370
Unrealized Gain (Loss) on Market Value of Futures	(4,399,570)
Dividend Income	379
Interest Income	1,053
ETF Transaction Fees	1,750
Total Income (Loss)	$859,982

Expenses
Investment Advisory Fee	$44,702
Brokerage Commissions	5,353
Non-interested Directors' Fees and Expenses	422
Prepaid Insurance Expense	134
Total Expenses	$50,611
Net Income (Loss)	$809,371

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$52,599,379
Additions (600,000 Units)	46,428,169
Withdrawals (300,000 Units)	(23,261,998)
Net Income (Loss)	809,371

Net Asset Value End of Month	$76,574,921
Net Asset Value Per Unit (1,000,000 Units)	$76.57

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502